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                                                                   EXHIBIT 10.33


                               August 27, 1996


Telcom Ventures, L.L.C.
Arlington Courthouse Plaza II
2300 Clarendon Blvd., Suite 800
Arlington, VA  22201
Attn:  Dr. Rajendra Singh

         Re:     Overhead and Administrative Services

Dear Dr. Singh:

         The following sets forth the terms and conditions under which LCC International, Inc. ("LCC International") shall provide certain administrative services and the use of certain office space and equipment to Telcom Ventures, L.L.C. ("Telcom Ventures"):

         1. Term. This Agreement shall become effective (the "Effective Date") upon the consummation of the pending initial public offering of common stock of LCC International, which shall occur following the effectiveness of the proposed merger of LCC, L.L.C. (the "Limited Liability Company") with and into LCC International and shall continue on a year to year basis thereafter unless terminated by either party on (90) ninety days prior written notice to the other party at each anniversary of the date hereof.

         2. Description of Office Space. (a) Until the termination of the lease for such space, Telcom Ventures shall be entitled to continue to utilize the office space currently occupied by it at Arlington Courthouse Plaza II, 2300 Clarendon Boulevard, Suite 800, Arlington, VA 22201 (the "Existing Premises"), including the office furniture and equipment contained therein that is not relocated by LCC International and shall continue to have access to and full use of office equipment that is not relocated by LCC International located at the Existing Premises and adjoining premises currently leased by the Limited Liability Company in Arlington, Virginia, such as copying machines, facsimiles, general office supplies, the computer network and phone and phone mail systems as well as use of conference space and meeting rooms. LCC International will also provide customary maintenance and housekeeping services for the office space utilized by Telcom Ventures for so long as LCC International continues to occupy the Existing Premises. As rent for the Existing Premises and in consideration of the foregoing, for so long as Telcom Ventures and LCC International share office





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                 space located at the Existing Premises, Telcom Ventures shall pay LCC International a rental fee equal to the product of (i) the rent under the applicable lease and (ii) the approximate square footage occupied by Telcom Ventures divided by the total square footage under the applicable lease.

                          (b) Upon relocation of Telcom Ventures or LCC International to any other location (the "New Premises"), Telcom Ventures shall lease or sublease its office space in Arlington, Virginia, and pay the related rental in the manner and to the party required by such lease or sublease. In the event the parties desire to continue to share office facilities, the parties shall continue the rental arrangement used for the existing premises described in Section 2(a).

         3.      Description of Services.

                 (a)      Existing Premises.       (i)      For so long as
                 Telcom Ventures and LCC International share office space located at the Existing Premises, LCC International will provide Telcom Ventures with all administrative services currently provided to Telcom Ventures by the Limited Liability Company, including the following services:

                          (A) administration of employee salary and payroll systems;

                          (B) administration of employee benefit plans, including medical, dental, life and disability insurance programs and 401K retirement programs and property and casualty insurance programs;

                          (C) administration of human resources programs, payroll and benefit regulation and taxation, occupational safety and health regulations;

                          (D) engagement and monitoring of third party benefit plan providers and administrators;

                          (E) administration of accounts payable and accounts receivable systems; and

                          (F) miscellaneous support services, including reception, conference room, coffee, cc:
                                  MAIL, photocopying, voice mail, facsimile and MIS and computer network services.

                 In consideration of the provision of the foregoing services, Telcom Ventures shall pay to LCC International monthly in arrears the sum of $2,800 for each employee on the payroll of Telcom Ventures, which is the same rate currently paid for such services to the Limited Liability Company by Telcom Ventures.

                          (ii) In addition, for so long as Telcom Ventures and LCC International share office space at the Existing Premises, LCC International will provide Telcom Ventures with all third party services currently provided to Telcom Ventures by the Limited Liability Company, including the following services:

                          (A)     messenger, courier and taxi services;





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                          (B)     local and long distance telephone service; and

                          (C) American Express, MCI and Diners Club charge cards, if permitted by the card issuer.

                 Telcom Ventures shall pay to LCC International monthly the actual amount of the charges imposed by such third party service providers for services provided by them to Telcom Ventures. LCC International and Telcom Ventures shall agree upon reasonable means of determining which third party charges were incurred at the request of Telcom Ventures.

                          (b) New Premises. From and after the relocation of Telcom Ventures or LCC International to the New Premises and for so long as Telcom Ventures (directly or indirectly) holds at least 51% of the voting power of LCC International, LCC International only shall provide Telcom Ventures with the following administrative services:

                          (A) administration of employee benefit plans, including medical, dental, life and disability insurance programs and 401K retirement programs and property and casualty insurance programs; and

                          (B) engagement and monitoring of third party benefit plan providers and administrators.

                 Such services may be provided either by having Telcom Ventures participate directly in third party plans (so long as this is permitted by the third party provider) or by the formation of a purchasing cooperative by Telcom Ventures and LCC International. In consideration of the provision of the foregoing services, Telcom Ventures shall pay to LCC International monthly in arrears (i) the sum of $75.00 for each employee on the payroll of Telcom Ventures, and (ii) the actual documented third-party costs incurred in connection with including Telcom Ventures in such programs, based on headcount or premium level. In the event that Telcom Ventures has over 20 employees, the parties will renegotiate in good faith the amount payable and the terms of this Section 3(b).

         4. Benefit and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Neither party hereto may voluntarily or involuntarily assign any of its rights or delegate its duties under this Agreement without the written consent of the other party hereto and any attempted assignment shall be null and void. This Agreement is for the benefit of the parties hereto only and is not for the benefit of any third parties.

         5. Entire Agreement; Amendments. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to its subject matter and, as of the Effective Date, shall supersede all prior agreements, representations and understandings between and of the parties hereto with respect





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                 to such subject matter.  No amendment to this Agreement and no waiver of compliance with any provision or condition hereof or obligation hereunder shall be deemed to be effective unless it is evidenced by a written instrument duly executed by each party hereto.

         6. Severability. In case any one or more of the provisions of this agreement shall be deemed invalid, illegal or unenforceable in any respect, or to any extent, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and any court of competent jurisdiction may so modify such invalid or unenforceable provision so as to make such provision valid and enforceable.

         7. Governing Law. The construction and performance of this Agreement will be governed by the internal laws of the Commonwealth of Virginia, without giving effect to the principles of conflicts of law which may be applied thereby.

                                   Very truly yours,

                                   LCC INTERNATIONAL, INC.


Dated:  August 27, 1996            By:  /s/   PIYUSH SODHA
                                      ---------------------------------------
                                   Name:  Piyush Sodha
                                   Title:  President and Chief Executive Officer

                 The foregoing reflects our mutual understanding and sets forth the terms and conditions of our mutual agreement.

                                   TELCOM VENTURES, L.L.C.

Dated:  August 27, 1996            By:  /s/   RAJENDRA SINGH
                                      ---------------------------------------
                                   Name:  Rajendra Singh
                                   Title:  Chairman, President, CEO & Treasurer





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